Exhibit 99.1

Press Releases

Atlas Resource Partners, L.P. to Acquire Long-Lived, Shallow Decline Natural Gas Production in West Virginia for $107 Million

PHILADELPHIA—(BUSINESS WIRE)—Feb. 14, 2014— Atlas Resource Partners, L.P. (NYSE: ARP) announced today that it has entered into a definitive agreement to acquire approximately 70 Bcfe of natural gas proved reserves in West Virginia and Virginia from GeoMet, Inc. (OTCQB: GMET) and certain of its subsidiaries (collectively, “GeoMet”) for $107 million, with an effective date of January 1, 2014. The acquisition is expected to be immediately accretive to ARP’s distributable cash flow per unit. The purchase price is subject to customary adjustments to implement the effective date. The transaction is subject to, among other items, approval from GeoMet’s stockholders.

Edward E. Cohen, Chief Executive Officer of ARP, stated, “We are very pleased to enter into this transaction and to add more low declining production to our portfolio. These assets are situated in one of our core operating areas, the Appalachian Basin, where we currently manage substantial natural gas and oil production. We have had a good start to this year and we expect to pursue further opportunities to increase distributable cash flow and enhance our assets.”

ARP expects to benefit from the mature, low-decline production from the acquired assets, which will complement the company’s existing oil and gas base. Additional details on the acquired assets are as follows:

•	Approximately 70 Bcfe of proved reserves in West Virginia and Virginia; 100% natural gas and proved developed

•	Current net production of approximately 22 million cubic feet equivalents per day (“Mmcfe/d”) from over 400 active wells; current expected decline rate of approximately 10-12%

•	Current production costs: lease operating costs of approximately $1.20/mcf; production and ad valorem taxes of approximately 10%; transportation and gathering of approximately $0.40/mcf

Wells Fargo acted as financial advisor, and Paul Hastings LLP acted as legal advisor on the transaction.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 13,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Raton Basin (NM) and Black Warrior Basin (AL). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ARP cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s ability to close the proposed acquisition, on the terms described or at all; ARP’s ability to obtain required consents in order to permit the transfer of the assets included in the proposed acquisition; ARP’s ability to obtain the required financing for the proposed acquisition, on desirable terms or at all; ARP’s ability to realize the anticipated benefits of the proposed transaction; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law.

Source: Atlas Resource Partners, L.P.

Atlas Resource Partners, L.P.

Brian Begley

Investor Relations

(877) 280-2857

(215) 405-2718 (fax)